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                                DEPOSIT AGREEMENT

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                                  by and among



                            IMPALA PLATINUM HOLDINGS
                                     LIMITED
                                    as Issuer


                                       AND


                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                 as Depositary,


                                       AND


                        THE HOLDERS AND BENEFICIAL OWNERS
                   OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
                  AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER


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                           Dated as of December , 2002

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                                DEPOSIT AGREEMENT

         DEPOSIT AGREEMENT, dated as of December , 2002, by and among (i) Impala Platinum Holdings Limited, a company incorporated under the laws of the Republic of South Africa, and its successors (the "Company"), (ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York corporation, acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

                        W I T N E S S E T H   T H A T:

         WHEREAS, the Company desires to establish with the Depositary an ADR facility to provide for the deposit of the Shares and the creation of American Depositary Shares representing the Shares so deposited; and

         WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in this Deposit Agreement; and

         WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

         WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of an ADR facility upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

         SECTION 1.1 "Affiliate" shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.

         SECTION 1.2 "American Depositary Share(s)" and "ADS(s)" American Depositary Share(s) shall mean the securities represented by the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of

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


this Deposit Agreement and evidenced by the American Depositary Receipts issued hereunder. Each American Depositary Share shall represent the right to receive one half of one Share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.9 with respect to which additional American Depositary Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the Shares or Deposited Securities specified in such Sections.

         SECTION 1.3 "ADS Record Date" shall have the meaning given to such term in Section 4.7.

         SECTION 1.4 "Beneficial Owner" shall mean as to any ADS, any person or entity having a beneficial interest in any ADSs. A Beneficial Owner need not be the Holder of the ADR evidencing such ADSs. A Beneficial Owner may exercise any rights or receive any benefits hereunder solely through the Holder of the ADR(s) evidencing the ADSs in which such Beneficial Owner has an interest.

         SECTION 1.5 "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which Receipts are traded are closed.

         SECTION 1.6 "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

         SECTION 1.7 "Company" shall mean Impala Platinum Holdings Limited, a company incorporated and existing under the laws of the Republic of South Africa, and its successors.

         SECTION 1.8 "Custodian" shall mean, as of the date hereof, Standard Bank of South Africa, as the custodian for the purposes of this Deposit Agreement, and any other firm or corporation reasonably satisfactory to the Company which may hereinafter be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require. The term "Custodian" shall mean all custodians, collectively.

         SECTION 1.9 "Deliver" and "Delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile. With respect to DRS/Profile ADRs, the terms "execute", "issue", "register", "surrender", "transfer" or "cancel" refer to applicable entries or movements to or within DRS/Profile.

         SECTION 1.10 "Deposit Agreement" shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

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


         SECTION 1.11 "Depositary" shall mean Deutsche Bank Trust Company Americas, a New York corporation, in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

         SECTION 1.12 "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect thereof and held hereunder, subject, in the case of cash, to the provisions of Section 4.6. Where the context requires, the term "Deposited Securities" shall also include the class of securities of which the Deposited Securities are a part. The collateral delivered in connection with Pre-Release Transactions described in Section 2.10 hereof shall not constitute Deposited Securities.

         SECTION 1.13 "Dollars" and "$" shall refer to the lawful currency of the United States.

         SECTION 1.14 "DRS/Profile" means the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTCC and the Depositary. Ownership of ADSs held in DRS/Profile are evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

          SECTION 1.14 "DTCC" shall mean The Depository Trust & Clearing Corporation, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.

         SECTION 1.15 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

         SECTION 1.16 "Foreign Currency" shall mean any currency other than Dollars.

         SECTION 1.17 "Foreign Registrar" shall mean the entity, if any, appointed by the Company, that carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

         SECTION 1.18 "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. A Holder shall be deemed to have all requisite authority to act on behalf of those Beneficial Owners of the ADRs registered in such Holder's name.

         SECTION 1.19 "Indemnified Person" and "Indemnifying Person" shall have the meaning set forth in Section 5.8. hereof.

         SECTION 1.20 "Pre-Release" shall have the meaning set forth in Section
2.10 hereof.

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


         SECTION 1.21 "Principal Office" when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, U.S.A.

         SECTION 1.22 "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as ADSs issued through DRS/Profile, unless the context otherwise requires.

         SECTION 1.23 "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register ownership of Receipts and transfer of Receipts as herein provided, shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.

         SECTION 1.24 "Restricted Securities" shall mean Shares, or American Depositary Shares representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Republic of South Africa, or under a shareholders' agreement or the Company's Articles of Association (which, as used herein, shall include the Company's By-laws) or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold or transferred to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares are not, when held by such persons, Restricted Securities.

         SECTION 1.25 "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

         SECTION 1.26 "Shares" shall mean ordinary shares in registered form of the Company, par value 20 South African cents each, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided, however, that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid or Shares as to which pre-emptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.9, in respect of the Shares of the Company, the term "Shares" shall thereafter, to the extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, exchange, conversion, reclassification or event.

         SECTION 1.27 "United States" or "U.S." shall mean the United States of America.

                                   ARTICLE II

                  APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
                          DEPOSIT OF SHARES; EXECUTION
                AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

         SECTION 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as exclusive depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

         SECTION 2.2 Form and Transferability of Receipts.

         (a) Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary. The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

         In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular

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

Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

         Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Holder. Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

         (b) Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

         SECTION 2.3 Deposits. (a) Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Foreign Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A)(i) in the case of Shares issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares issued in bearer form, such Shares or the certificates representing such Shares and (iii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in the Republic of South Africa, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument

                                       7




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satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee. No Share shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Republic of South Africa and any necessary approval has been granted by any governmental body in the Republic of South Africa, if any, which is then performing the function of the regulator of currency exchange. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will use reasonable efforts to comply with reasonable written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

         (b) As soon as practicable after receipt of any permitted deposit hereunder and compliance with the provisions of this Deposit Agreement, the Custodian shall present the Shares so deposited, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Foreign Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee, in each case for the account of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

         (c) In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit, the Depositary is authorized to take any and all actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the issuance of such ADSs and to ensure that such ADSs are not fungible with other ADSs issued hereunder until such time as the entitlement of the Shares represented by such non-fungible ADSs equals that of the Shares represented by ADSs prior to the original such deposit. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued contain rights different from those of any other Shares theretofore issued and shall assist the Depositary with the

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establishment of procedures enabling the identification of such non-fungible
Shares upon Delivery to the Custodian.

         SECTION 2.4 Execution and Delivery of Receipts. After the deposit of any Shares pursuant to Section 2.2, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex, SWIFT, facsimile or electronic transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement (including, without limitation, the payment of the fees, expenses, taxes and other charges owing hereunder), shall issue the ADSs representing the Shares so deposited to or upon the order of the person or persons named in the notice delivered to the Depositary and shall execute and deliver a Receipt registered in the name or names requested by such person or persons evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

         SECTION 2.5 Transfer of Receipts; Combination and Split-up of Receipts.

         (a) Transfer. The Depositary, or, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, the Registrar, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed in the case of a certificated Receipt or accompanied by, or in the case of DRS/Profile Receipts receipt by the Depositary of, proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States and any other applicable law. Subject to the terms and conditions of this Deposit Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.9 and Exhibit B hereto, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

         (b) Combination & Split Up. The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the applicable fees and charges set forth in Section 5.9 and Exhibit B hereto, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

         (c) Co-Transfer Agents. The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may

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require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity, in each case to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary. Each co-transfer agent appointed under this Section 2.5 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

         (d) At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

         SECTION 2.6 Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 and Exhibit B hereof) and
(ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company's Articles of Association, Section 7.8 hereof and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder of such American Depositary Shares shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares so surrendered. American Depositary Shares may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such American Depositary Shares (if held in certificated form) or by book-entry delivery of such American Depositary Shares to the Depositary.

         A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian or through a book entry delivery of the Shares (in either case, subject to Sections 2.7, 3.1, 3.2, 5.9, and to the other terms and conditions of this Deposit Agreement, to the Company's Articles of Association, to the provisions of or governing the Deposited Securities and to applicable laws, now or hereafter in effect) to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such American Depositary Shares, together with any certificate or other proper documents of or relating to title of the Deposited Securities as may be legally required, as the case may be, to or for the account of such person.

         The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Shares. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt.

         At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Principal Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

         SECTION 2.7 Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

         (a) Additional Requirements. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in
Section 5.9 and Exhibit B hereof, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law.

         (b) Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to
Section 7.8 hereof. The Depositary shall promptly notify the Company of any closure of the transfer books that is not in the ordinary course of business.

         SECTION 2.8 Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, subject to Section 5.9 hereof, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.

         SECTION 2.9 Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary shall, or shall procure that its agent shall, maintain records of all deposits of Shares of which it is notified by the Custodian, all Receipts issued, all Receipts surrendered, all withdrawals of Deposited Securities, and all cancelled Receipts. Upon the request of the Company, the Depositary shall make such records available for inspection by the Company.

         SECTION 2.10 Pre-Release. Subject to the further terms and provisions of this Section 2.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary may (i) issue ADSs prior to the receipt of Shares (each such transaction a "Pre-Release Transaction") as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received. The Depositary may receive ADSs in lieu of Shares under (i) above and receive shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-

Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                        AND BENEFICIAL OWNERS OF RECEIPTS

         SECTION 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of this Deposit Agreement and the provisions of, or governing, the Deposited Securities or such other information relating to a Holder or Beneficial Owner that may be required by applicable law; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof, or to the extent not limited by the terms of Section
7.8 hereof, the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary's and the Company's satisfaction. The Depositary shall from time to time on the written request advise the Company of the availability of any such proofs, certificates or other information and shall, at the Company's sole expense, provide or otherwise make available copies thereof to the Company upon written request thereof by the Company, unless such disclosure is prohibited by law. Each

Holder and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

         SECTION 3.2 Liability for Taxes and Other Charges. If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any ADR or any Deposited Securities or American Depositary Shares, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and such Holders and Beneficial Owners shall be deemed liable therefor. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner remaining fully liable for any deficiency. In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners of Receipts under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

         SECTION 3.3 Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

         SECTION 3.4 Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, the Articles of Association of of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the

Company or the Depositary may request pursuant to law (including, without limitation, relevant South African law, any applicable law of the United States, the Articles of Association of the Company, any resolutions of the Company's Board of Directors adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the Shares, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred), and (b) be bound by and subject to applicable provisions of the laws of the Republic of South Africa, the Articles of Association of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.


                                   ARTICLE IV

                            THE DEPOSITED SECURITIES


         SECTION 4.1 Cash Distributions. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary (pursuant to Section 4.6 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.6) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of American Depositary Shares held by such Holders respectively as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will forward to the Company or its agent, and will instruct the Custodian to forward to the Company or its agent, such information from their respective records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Receipts.

         SECTION 4.2 Distribution in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.7 and shall, subject to Section 5.9 hereof, either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms described in Section 4.1. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (including an opinion of its counsel) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. To the extent such distribution may be withheld, the Depositary may may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1.

         SECTION 4.3 Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders of ADRs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 (including, without limitation, any legal opinions the Depositary may request of the Company and its counsel). If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.7) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to
Section 5.9 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in ADSs, the dividend shall be distributed upon the terms described in
Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

         SECTION 4.4 Distribution of Rights to Purchase Shares.

         (a) Distribution to ADS Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.7) and establish procedures
(x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges). Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).

         (b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the

Depositary fails to receive satisfactory documentation within the terms of
Section 5.7 or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

         (c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

         The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

         Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

         There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights. Neither the Company nor the Depositary shall have any liability for any failure to determine that it may be lawful or feasible to make rights available to Holders in general or to any Holder in particular.

         Neither the Company nor the Depositary shall have any liability to Holders by reason of any exercise of, or failure to exercise any discretion provided for in this or any other Section of this Deposit Agreement.

         Nothing in this or any other Section of this Deposit Agreement shall obligate the Company, in respect of any rights or Shares (including securities convertible into or exchangeable for Shares, a dividend in Shares) or other securities that may be acquired upon the exercise of such rights, to (i) file any registration statement, (ii) if it files a registration statement, to have the registration statement declared effective, or (iii) to secure exemption from the registration requirements of the Securities Act for the distribution of such rights, Shares, or other securities.


         SECTION 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

         (a) Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary at least 21 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and practicable. The Depositary shall not make such distribution unless
(i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

         (b) Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary may distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

         (c) If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders,
(ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and Beneficial Owners shall have no rights thereto or arising therefrom.

         SECTION 4.6 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and in the judgment of the Depositary such Foreign Currency can at such time be converted on a practicable basis (by sale or in any other manner that it may determine in accordance with applicable law) into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) in accordance with the terms of the applicable sections of this Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

         Holders understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

         If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem necessary, practicable and at nominal cost and expense. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

         If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied, or not obtainable at a reasonable cost, within a reasonable period or otherwise sought, the Depositary shall, in its sole discretion but subject to applicable laws and regulations, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Holders entitled to receive such foreign currency, or

(ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

         SECTION 4.7 Fixing of Record Date. Whenever necessary in connection with any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the "ADS Record Date"), as close as practicable to the record date fixed by the Company with respect to the Shares, for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to applicable law and the provisions of Section 4.1 through 4.6 and to the other terms and conditions of this Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

         SECTION 4.8 Voting of Deposited Securities. Upon receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy, and, if requested by the Company in writing at least 21 days prior to the date of such vote or meeting and, at the Company's expense, and provided no U.S. legal prohibitions exist, the Depositary shall, or shall procure that its agent shall, mail by regular, ordinary mail delivery, electronic mail delivery or otherwise (as agreed between the Company and the Depositary) or otherwise distribute to Holders as of the ADS Record
Date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the ADS Record Date will he entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares; and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last paragraph of this Section 4.8 if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares or other Deposited Securities. Upon the timely receipt of written instructions of a Holder of American Depositary Shares on the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Company's Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.

         Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.

         Notwithstanding the prior paragraph of this Section 4.8, if voting instructions are sought and no such instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holders of Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, however, that no such instructions shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares. Notwithstanding anything to the contrary contained herein, the Depositary shall not be obligated to give any such deemed instruction unless and until the Depositary has been provided with an opinion of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (i) such deemed instruction does not subject the Depositary to any reporting obligations in the Republic of South Africa, (ii) such deemed instruction will not result in a violation of South African law, rule, regulation or permit, (iii) the voting arrangement and proxy as contemplated herein will be given effect under South African law, and (iv) the Depositary will not be deemed to be authorized to exercise, or in fact exercising, any discretion when voting in accordance with the terms of this Section 4.8 under South African law and, the Depositary will not be subject to any liability under South African law for losses arising from the exercise of the voting arrangements set forth in this Section 4.8. If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in South African law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Holders shall thereafter not be deemed to have given any such instruction. The Company agrees to direct its counsel to inform it of any such changes in South African law.

         SECTION 4.9 Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of the Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and, to the extent practicable, allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

         SECTION 4.10 Available Information. The Company is exempt from the periodic reporting requirements of the Exchange Act. The Company will furnish the Commission with all public reports and documents required by Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         SECTION 4.11 Reports. The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Company agrees to provide to the Depositary, at the Company's expense, all documents that it provides to the Custodian. The Depositary shall, at the expense of the Company and in accordance with Section 5.6, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Company and the Depositary) and unless otherwise agreed in writing by the Company and the Depositary, to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

         SECTION 4.12 List of Holders. Promptly upon written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

         SECTION 4.13 Taxation;Withholding. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

         In the event the Company determines that any dividend or distribution is subject to any non-U.S. tax or other governmental charge which the Company is obligated to withhold, the Company shall withhold and remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such governmental authority or agency. Upon any such withholding, the Company shall remit to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders: (i) any taxes withheld by it; (ii) any taxes withheld by the Custodian, subject to information being provided to the Depositary by the Custodian; and (iii) any taxes withheld by the Company, subject to information being provided to the Depositary by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

         In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

         The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

         SECTION 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary or if a Registrar for the Receipts shall have been appointed, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

         The Depositary or the Registrar as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary's or the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

         The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder.

         If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, upon prior written notice to the Company, appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon prior written notice to the Company.

         SECTION 5.2 Exoneration. Neither the Depositary, nor the Custodian nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United

States or any state thereof, the Republic of South Africa or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company's Articles of Association or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company's Articles of Association or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares. In no event shall the Company or the Depositary or any of their agents be liable to Holders or third parties for any indirect, special, punitive or consequential damages.

         The Depositary, its controlling persons, its agents, the Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

         SECTION 5.3 Standard of Care. The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Holder(s) or Beneficial Owner(s) or other persons (except for the Company's and Depositary's obligations specifically set forth in Section 5.8), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable ADRs without gross negligence or willful misconduct.

         Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

         The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effects of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

         SECTION 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company, be entitled to take the actions set forth in Section 6.2 hereof in such event), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation.

         The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or
(ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. The Company shall give notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in this section. In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in
Section 6.2 hereof.

         Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

         Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

         SECTION 5.5 The Custodian. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional entity to act as Custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. After any such change, the Depositary shall give notice thereof in writing to all Holders.

         Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

         SECTION 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Company's Articles of Association that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

         The Company will also transmit to the Depositary such notices, reports and communications which are made generally available to shareholders and/or investors in the Company's home market in accordance with the requirements of the Commission under Rule 12g3-2(b). The Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing of copies thereof to all Holders, or by any other means as agreed between the Company and the Depositary (at the Company's expense) or make such notices, reports and other communications available for inspection by all Holders. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Company has delivered to the Depositary and the Custodian a copy of the Company's Articles of Association along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company, in connection with the Shares, in each case along with a certified English translation thereof, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein (along with a certified English translation thereof). The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

         The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the American Depositary Shares representing such Shares governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

         SECTION 5.7 Issuance of Additional Shares, ADSs etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities,
(vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States). In support of the foregoing or at the reasonable request of the Depositary in other circumstances, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or is exempt from the registration requirements of the Securities Act and/or (2) dealing with such other reasonable issues requested by the Depositary and (b) an opinion of counsel in the Republic of South Africa (reasonably satisfactory to the Depositary) stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the Republic of South Aftica and (2) all requisite regulatory consents and approvals have been obtained in the Republic of South Africa. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective and that such distribution is in accordance with all applicable laws or regulations. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act, (iii) terminate the transaction or (iv) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

         The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act or have been registered under the Securities Act (and such registration statement has been declared effective).

         Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

         SECTION 5.8 Indemnification. The Company agrees to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any losses, liabilities, taxes, costs, claims, judgements, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable attorney's fees and expenses and, in each case, fees and expenses of counsel, in each case, irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to as "Losses") which the Depositary or any agent thereof may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, as the case may be, (b) out of or in connection with any offering documents in respect thereof or (c) out of or in connection with acts performed or omitted in accordance with the provisions of this Deposit Agreement or the Receipts, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent any such Losses arises out of the gross negligence or willful misconduct of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

         The Depositary agrees to indemnify the Company against, and hold it harmless from, any Losses which may directly arise out of the gross negligence or willful misconduct of the Depositary. In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person's rights to indemnification except to the extent the Indemnifying Person is materially prejudiced by such failure) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

         The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

         SECTION 5.9 Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively as provided for in Exhibit B hereto. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in
Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

         The Depositary and the Company may reach separate agreement in relation to the payment of any additional remuneration to the Depositary in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed by both parties in the performance of its obligations hereunder and in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Holders in accordance with any provision of this Deposit Agreement.

         In connection with any payment by the Company to the Depositary:

         (i) all fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid or be procured to be paid by the Company (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Company upon demand therefor); and

         (ii) such payment shall be subject to all applicable exchange controls and other consents and approvals having been obtained. The Company undertakes to use its reasonable endeavours to obtain all necessary approvals that are required to be obtained by it in this connection.

         The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, in the discretion of the Depositary, the Depositary shall present its statement for such expenses and fees or charges to the Company upon receipt or payment of any relevant invoice by the Depositary, once every three months, semiannually or annually.

         All payments by the Company to the Depositary under this Section 5.9 shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by law, rule, regulation, court, tribunal or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

         The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

         SECTION 5.10 Restricted Securities Owners. From time to time or upon request by the Depositary, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         SECTION 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or not materially prejudicial to the Holders without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

         SECTION 6.2 Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to the date such termination shall take effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.6 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.6, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary hereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

         SECTION 7.2 No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

         SECTION 7.3 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance hereof or any beneficial interest therein.

         SECTION 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or electronic transmission, confirmed by letter, addressed to Impala Platinum Holdings Limited, 3rd Floor, Old Trafford 4, Isle of Houghton, Boundary Road, Houghton 2198, P0 Box 61386, Marshalltown 2107, South Africa, Attention: The Company Secretary,, or to any other address which the Company may specify in writing to the Depositary.

         Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company and the Depositary), at the Company's expense, unless otherwise agreed in writing between the Company and the Depositary, confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention: ADR Department, telephone: (001) 212 602-1044, facsimile: (001)

212 797 0327 or to any other address which the Depositary may specify in writing to the Company.

         Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company and the Depositary), at the Company's expense, unless otherwise agreed in writing between the Company and the Depositary, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

         Delivery of a notice sent by mail, air courier or cable, telex, facsimile or electronic transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, facsimile or electronic transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex, facsimile or electronic transmission received by it from the other or from any Holder, notwithstanding that such cable, telex, facsimile or electronic transmission shall not subsequently be confirmed by letter as aforesaid, as the case may be.

         SECTION 7.6 Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that arises out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Windels Marx Lane & Mittendorf, LLP (Attention: David Orlin) (the "Agent"), now at 156 West 56th Street, New York, NY 10019, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in the federal or state court specified in the preceeding sentence or, upon the occurrence of an event described in clause (a) and clause (b) of the first sentence of the next paragraph of this Section 7.6, in any federal of state court specified in such sentence. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

         Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that (a) in the event that the Depositary obtains a judgment against the Company in any suit, action, or proceeding brought by it against the Company pursuant to the provisions of the first paragraph of this
Section 7.6 and such judgment is not satisfied or an appeal taken therefrom within 60 days following the date of the judgment, the Depositary may, by service of process upon the Agent in the manner set forth in the first paragraph of this Section 7.6, bring proceedings against the Company to enforce such judgment in any court of competent jurisdiction; and the Depositary's bringing of such enforcement proceedings in one or more jurisdictions shall not preclude the bringing of such enforcement proceedings in any other jurisdiction, whether or not concurrently, (b) in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (i) the Company, (ii) the Depositary in its capacity as Depositary under this Deposit Agreement or (iii) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that in the event of any such suit, action, or proceeding in which the Depositary has any claim, for indemnification or otherwise, against the Company, service of process by the Depositary upon the Agent in the manner set forth in the first paragraph of this Section 7.6 shall be effective service upon it.

         The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in accordance with the prior provisions of this Section 7.6 in the courts specified for such actions, suits, or proceedings in such prior provisions, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         The Company and the Depositary agree that, notwithstanding the foregoing, with regard to any claim or dispute or difference of whatever nature between the parties hereto arising directly or indirectly from the relationship created by this Deposit Agreement, the Depositary or the Company, in its sole discretion, shall be entitled to refer such dispute or difference for final settlement by arbitration ("Arbitration"); provided, however, that in the event one of the parties has instituted any legal action or proceeding against the other party, such other party shall have 30 days after receipt of the summons and complaint in such action or proceeding to elect to refer the disputes or differences to which such complaint refers to binding Arbitration. Such election shall be binding upon both parties. The Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") then in force by a sole arbitrator appointed in accordance with the Rules, and judgment upon the award rendered by the arbitrator may be enforced in any court having jurisdiction thereof. If either party elects to refer any Dispute to Arbitration, as provided herein, then the seat and place of any such Arbitration shall be New York City, New York. The language to be used in the Arbitration shall be English.

         The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

         SECTION 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

         SECTION 7.8 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

         SECTION 7.9 Titles. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

         IN WITNESS WHEREOF, IMPALA PLATINUM HOLDINGS LIMITED and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof.


                                     IMPALA PLATINUM HOLDINGS LIMITED



                                     By:_______________________________
                                        Name:
                                        Title:


                                     By:_______________________________
                                        Name:
                                        Title:


                                     DEUTSCHE BANK TRUST COMPANY AMERICAS


                                     By:_______________________________
                                        Name:
                                        Title:


                                     By:_______________________________
                                        Name:
                                        Title:

                                                          CUSIP Number

                                            American Depositary Shares (Each
                                                American Depositary Share
                                         representing one-half of one Fully Paid
                                                     Ordinary Shares)

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       Of

                        IMPALA PLATINUM HOLDINGS LIMITED

          (Incorporated under the laws of the Republic of South Africa)

         DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (herein called the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited ordinary shares, par value 20 South African cents each, including evidence of rights to receive such ordinary shares (the "Shares") of Impala Platinum Holdings Limited (the "Company"), a company incorporated under the laws of the Republic of South Africa (the "Company"). As of the date of the Deposit Agreement (hereinafter referred to), each ADS represents one-half of one Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Standard Bank of South Africa (the "Custodian"). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

         (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of December___, 2002 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by

                                      (i)
accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, other securities, property and cash, are herein called "Deposited Securities"). Where the context requires, the term "Deposited Securities" shall also include the class of securities of which the Deposited Securities are a part. Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

         Each owner and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

         The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Company's Articles of Association (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the American Depositary Shares into DTCC. Each Beneficial Owner of American Depositary Shares held through DTCC must rely on the procedures of DTCC and the DTCC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares. The Receipt evidencing the American Depositary Shares held through DTCC will be registered in the name of a nominee of DTCC. So long as the American Depositary Shares are held through DTCC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTCC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTCC (or its nominee), or (ii) DTCC Participants (or their nominees).

         (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of ADSs evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (9) hereof and in Section 5.9 and Exhibit B of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company's Articles of

                                      (ii)

Association (which, as used herein, includes the Company's By-laws), Section 7.8 of the Deposit Agreement, Article (22) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the American Depositary Shares evidenced hereby is entitled to delivery, to him or upon his order, of the Deposited Securities represented by the ADSs so surrendered. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in certificated form or by electronic delivery. ADSs may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such ADSs (if held in registered form) or by book-entry delivery of such ADSs to the Depositary.

         A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian (subject to the terms and conditions of the Deposit Agreement, to the Company's Articles of Association, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available) as the case may be to or for the account of such person. The Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

         The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number of Shares other than a whole number of Shares. In the case of surrender of a Receipt evidencing a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt so surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and
(b) taxes withheld) to the person surrendering the Receipt. At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission

                                     (iii)

         (3) Transfers, Split-Ups and Combinations of Receipts. Subject to the terms and conditions of the Deposit Agreement, the Registrar shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America, of the Republic of South Africa and of any other applicable jurisdiction. Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and charges of the Depositary, the Depositary shall execute and deliver a new Receipt(s) (and if necessary, cause the Registrar to countersign such Receipt(s)) and deliver same to or upon the order of the person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts upon payment of the applicable fees and charges of the Depositary, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

         (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters and
(iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law.

         The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Share are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (22) hereof. The Depositary shall promptly notify the Company of any closure of the transfer books that is not in the ordinary course of business. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Holders of Receipts are entitled to surrender outstanding ADSs

                                      (iv)
to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges,
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and
(iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the U.S. Securities Act of 1933, as amended, unless a registration statement is in effect as to such Shares.

         (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to the laws of the Republic of South Africa, the rules and requirements of any stock exchange on which the Shares are, or will be registered, traded or listed, the Company's Articles of Association, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs and regarding the identity of any other person interested in such ADSs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owner at the time of such request. The Depositary agrees to use reasonable efforts to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

         (6) Liability of Holder for Taxes, Duties and Other Charges. If any tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Receipt or any Deposited Securities or ADSs, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner hereof remaining fully liable for any deficiency. The Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer, split-up or combination of ADRs and (subject to Article (22) hereof) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and each of their respective agents, directors, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

         Holders understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess

                                      (v)
amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

         (7) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs. If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

         (8) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities or such other information relating to a Holder or Beneficial Owner that may be required by applicable law or as the Depositary deems necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Subject to Article (22) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed, or such certifications are executed, or such representations and warranties made, or such information and documentation are provided.

         (9) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

                  (i) to any person to whom ADSs are issued upon the deposit of Shares or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;

                  (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a

                                      (vi)
         cancellation or withdrawal, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so surrendered;

                  (iii) to any Holder of ADSs, a fee not in excess of U.S. $
         2.00 per 100 ADSs held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal;

                  (iv) to any Holder of ADSs, a fee not in the excess of U.S. $
         5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights.

         In addition, Holders, Beneficial Owners, person depositing Shares for deposit and person surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

                  (i) taxes (including applicable interest and penalties) and other governmental charges;

                  (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

                  (iii) such cable, telex , facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

                  (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

                  (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs;

                  (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, if applicable; and

                  (vii) any additional fees, charges, costs or expenses that may be incurred by the Depositary from time to time.

         Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (20) of this Receipt.

         (10) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery of the Receipt, provided it has been

                                     (vii)
properly endorsed or accompanied by proper instruments of transfer, such Receipt being a certificated security under the laws of the State of New York. Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner hereof for all purposes. The Depositary shall have no obligation or be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

         (11) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and (iv) registered in the books maintained by the Depositary or the Registrar, as applicable, for the issuance and transfer of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the execution and delivery of such Receipt by the Depositary or did not hold such office on the date of issuance of such Receipts.

         (12) Available Information; Reports; Inspection of Transfer Books. The Company furnishes the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any public reports and documents, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

         The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary's or the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

         The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in

                                     (viii)
good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (22) hereof.

Dated:                                  DEUTSCHE BANK TRUST
                                        COMPANY AMERICAS, as Depositary

                                        By:
                                           -------------------------------------
                                           Name:

                                           Title:




                                        By:
                                           -------------------------------------
                                           Name:

                                           Title:

         The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

                                      (ix)

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

         (13) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights securities or other entitlements under the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis, into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars and will distribute promptly the amount thus received (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of ADSs representing such Deposited Securities held by such Holders respectively as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Any foreign currency received by the Depositary shall be converted upon the terms and conditions set forth in the Deposit Agreement.

         If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall or cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their nominees. Upon receipt of confirmation of such deposit, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional Shares distributed upon the Deposited Securities represented thereby (net of the applicable fees and charges of, and the expenses incurred by, the Depositary, and taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms set forth in the Deposit Agreement.

         In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to

                                      (x)
withhold, or, (y) if the Company, in the fulfillment of its obligations under the Deposit Agreement, has either (a) furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been filed or, if filed, declared effective), or (b) fails to timely deliver the documentation contemplated in the Deposit Agreement, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

         Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Depositary shall, upon provision of all documentation required under the Deposit Agreement (including, without limitation, any legal opinions the Depositary may request of the Company and its counsel), determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to Article (14) hereof and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Shares upon the terms described in the Deposit Agreement. If such elective distribution is not lawful or reasonably practicable or if the Depositary did not receive satisfactory documentation required by the Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in the Republic of South Africa in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Neither the Company nor the Depositary shall have any liability for any failure to determine that it may be lawful or feasible to make rights available to Holders in general or to any Holder in particular. Neither the Company nor the Depositary shall have any liability to Holders by reason of any exercise of, or failure to exercise any discretion provided for in this or any other Section of the Deposit Agreement or the Receipts. Nothing in the Deposit Agreement or this Section or any other Article of the Receipts shall obligate the Company, in respect of any rights or Shares (including securities convertible into or exchangeable for Shares, a dividend in Shares) or other securities that may be acquired upon the exercise of such rights, to (i) file any registration statement, (ii) if it files a registration statement, to have the registration statement declared effective, or (iii) to secure exemption from the registration requirements of the Securities Act for the distribution of such rights, Shares, or other securities.

                                      (xi)

         Upon receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Company shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if the Company shall have timely requested that such rights be made available to Holders, the Depositary shall have received the documentation required by the Deposit Agreement, and the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes). Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or
(iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public and private sale) as it may deem proper. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes) upon the terms hereof and in the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

         Notwithstanding anything herein to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders
(i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes to the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactorily to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental

                                     (xii)
charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

         There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

         Upon receipt of a notice regarding property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine, upon consultation with the Company, whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation required by the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and
(ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

         If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the proceeds of such sale received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

         (14) Fixing of Record Date. Whenever necessary in connection with any distribution (whether in cash, shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date ("ADS Record Date") for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the

                                     (xiii)
rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

         (15) Voting of Deposited Securities. Upon receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy, and, if requested by the Company in writing at least 21 days prior to the date of such vote or meeting and, at the Company's expense, and provided no U.S. legal prohibitions exist, the Depositary shall, or shall procure that its agent shall, mail by regular, ordinary mail delivery, electronic mail delivery or otherwise (as agreed between the Company and the Depositary) or otherwise distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the ADS Record Date will he entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares; and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last paragraph of this Article (15) if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the timely receipt of written instructions of a Holder of ADSs on the ADS Record Date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company's Articles of Association and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by ADSs held by such Holder in accordance with such instructions.

         Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders.

         Notwithstanding the prior paragraph, if voting instructions are sought and no such instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holders of Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, however, that no such instructions shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares. Notwithstanding

                                     (xiv)
anything to the contrary contained herein, the Depositary shall not be obligated to give any such deemed instruction unless and until the Depositary has been provided with an opinion of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (i) such deemed instruction does not subject the Depositary to any reporting obligations in the Republic of South Africa, (ii) such deemed instruction will not result in a violation of South African law, rule, regulation or permit, (iii) the voting arrangement and proxy as contemplated herein will be given effect under South African law, and
(iv) the Depositary will not be deemed to be authorized to exercise, or in fact exercising, any discretion when voting in accordance with the terms of this Article (15) under South African law and, the Depositary will not be subject to any liability under South African law for losses arising from the exercise of the voting arrangements set forth in this Article (15). If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in South African law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Holders shall thereafter not be deemed to have given any such instruction. The Company agrees to direct its counsel to inform it of any such changes in South African law.


         (16) Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it otherwise is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to this form of Receipt specifically describing such new Deposited Securities and/or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and, to the extent practicable, allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

                                      (xv)

         (17) Exoneration. Neither the Depositary, nor the Custodian nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, the Republic of South Africa, or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Company's Articles of Association or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company's Articles of Association or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs. In no event shall the Company or the Depositary or any of their agents be liable to Holders or third parties for any indirect, special, punitive or consequential damages. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

         (18) Standard of Care. The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons (except for the Company's and Depositary's obligations specifically set forth in Section 5.8 of the Deposit Agreement), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited

                                     (xvi)

Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         (19) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation. The Company shall use reasonable efforts to appoint such successor depositary, and give notice to the Depositary of such appointment, not more than 90 days after delivery by the Depositary of written notice of resignation as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the later of
(i) the 90th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and
(iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

         (20) Amendment/Supplement. Subject to the terms and conditions of this Article (20), and applicable law, this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase

                                     (xvii)
any fees or charges (other than the charges of the Depositary in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender a Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

         (21) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination shall take effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holder's Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall

                                    (xviii)
suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of one year from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

         (22) Compliance with U.S. Securities Laws; Regulatory Compliance. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by
Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (23) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (23), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section
2.6 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or

                                     (xix)
entity (the "Applicant") to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days' notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                                      (xx)

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

         FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ____________________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.


Dated:                                  Name:________________________________
                                             By:
                                             Title:
                                        NOTICE: The signature of the Holder to
                                        this assignment must correspond with the
                                        name as written upon the face of the
                                        within instrument in every particular,
                                        without alteration or enlargement or any
                                        change whatsoever.

                                        If the endorsement be executed by an
                                        attorney, executor, administrator,
                                        trustee or guardian, the person
                                        executing the endorsement must give
                                        his/her full title in such capacity and
                                        proper evidence of authority to act in
                                        such capacity, if not on file with the
                                        Depositary, must be forwarded with this
                                        Receipt.

SIGNATURE GUARANTEED
----------------------------

                                     (xxi)

                                    EXHIBIT B
                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

   All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.


I. Depositary Fees

         The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

----------------------------------------------------------------------------------------------------------------------
                Service                                  Rate                               By Whom Paid
----------------------------------------------------------------------------------------------------------------------
(1)     Issuance of ADSs upon  deposit   Up to $5.00 per 100 ADSs (or fraction    Person for whom deposits are made or
        of Shares including ADSs         thereof) issued                          party receiving ADSs
        pursuant to Share dividends
        (or other free distribution
        of Shares) (excluding
        issuances contemplated by
        paragraph (5) below).
----------------------------------------------------------------------------------------------------------------------
(2)     Delivery of Deposited            Up to $5.00 per 100 ADSs (or fraction    Person surrendering ADSs or making
        Securities, property and cash    thereof) surrendered.                    withdrawal.
        against surrender of ADSs.
----------------------------------------------------------------------------------------------------------------------
(3)     Distribution of cash             Up to $2.00 per 100 ADSs held (plus      Person to whom distribution is made.
        dividends                        the excess amount from conversion
                                         described in Section 4.1 of the
                                         Deposit Agreement in the case of a
                                         cash dividend), in each case, unless
                                         prohibited  by the exchange upon
                                         which the ADSs are listed.
----------------------------------------------------------------------------------------------------------------------
(4)     Distribution of cash proceeds    Up to $2.00 per 100 ADSs held plus       Person to whom distribution is made.
        (i.e. upon sale of rights and    the excess amount from conversion
        other entitlements).             described in Section 4.1 of the
                                         Deposit Agreement.
----------------------------------------------------------------------------------------------------------------------
(5)     Distribution of ADSs pursuant    Up to $5.00 per 100 ADSs issued.         Person to whom distribution is made.
        to exercise of rights.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
(6)      Issuance of certificated        a sum per ADR which is determined      Person to whom Receipt is to be issued
         Receipts pursuant to Section    by the Depositary to be a reasonable
         2.10 of the Deposit Agreement   charge to reflect the work, costs
                                         (including, but not limited to,
                                         printing costs) and expenses
                                         involved
----------------------------------------------------------------------------------------------------------------------
(7)      Issuance of certificated        a sum per ADR which is determined      Person to whom Receipt is to be issued
         Receipts for any reason other   by the Depositary to be a reasonable
         than in (6) above               charge to reflect the work, costs
                                         (including, but not limited to,
                                         printing costs) and expenses
                                         involved
----------------------------------------------------------------------------------------------------------------------

II. Charges Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:


(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs;

(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depositary for securities in the local market, if applicable; and

(vii) any additional fees, charges, costs or expenses that may be incurred by the Depositary from time to time.

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (20) of the Receipt.